                           CONFIDENTIALITY AGREEMENT

     First Keystone Federal Savings Bank (the "Company") has engaged Marshall Soss and KarMar Realty Group, Inc., a Pennsylvania corporation (together hereinafter referred to as "Broker"), as an independent contractor to determine the availability of the sites identified in the Master Branching Analysis, Chester and Delaware Counties, dated December 30, 1996 (the "Master Branching Analysis"), prepared for the Company by The Lancaster Group.

     In consideration of the engagement, the payment of Ten ($10.00), receipt of which is hereby acknowledged, and other good and valuable consideration, Broker agrees as follows:

     1. The relationship between the Company and the Broker pursuant to the above-referenced engagement may be terminated at any time for any reason or for no reason, by written notice from either party provided that written notice shall be given at least one (1) week prior to the effective date of termination.

     2. The Broker hereby covenants and agrees that, both during the engagement and following the termination of the engagement with the Company for any reason, the Broker will not disclose to any person, firm or entity, any of the findings and conclusions, summary or recommendations set forth in the Master Branching Analysis or any other confidential or proprietary information obtained by Broker while engaged by Company, nor will Broker use any such information for Broker's own purposes. Nothing in this agreement shall restrict Broker's ability to disclose information obtained pursuant to the engagement where such disclosures is necessary for the effective discharge of Broker's duties.

     3. Broker recognizes that the restrictive covenants contained in this document are essential to protect the business interests and goals of the Company and that violation of the restrictions will cause irreparable harm to the Company. Broker thus agrees that, should Broker violate any of the restrictive covenants, Company shall be entitled to seek special, preliminary and permanent inductive relief, as well as any other rights or remedies to which Company shall be entitled.

                                        KARMAR REALTY GROUP, INC.


Date: January 30, 1997                  BY: /s/ Marshall J. Soss
                                            ------------------------------------
                                                                           Pres.


                                        BY: /s/ Marshall J. Soss          (SEAL)
                                            ------------------------------------
                                            MARSHALL J. SOSS